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[MENTOR GRAPHICS LOGO]

                                                                    Exhibit 99.1

FOR PRESS RELEASE


            MENTOR GRAPHICS CORPORATION ANNOUNCES INTENTION TO OFFER
                         CONVERTIBLE SUBORDINATED NOTES

WILSONVILLE, OR -- MAY 28, 2002 -- Mentor Graphics Corporation (Nasdaq: MENT) today announced its intention to commence an offering of $150,000,000 in principal amount of Convertible Subordinated Notes to be issued pursuant to Rule 144A.

The company expects that initial purchasers would have the option to purchase an additional $22,500,000 of Convertible Subordinated Notes for a period of 30 days from the execution of the purchase agreement. The company would use the proceeds generated from the offering to fund its pending acquisition of Innoveda, Inc. (Nasdaq: INOV) pursuant to a tender offer for all shares of Innoveda which expires at midnight New York City time on May 28, 2002.

Any Notes and common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations.

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For more information, please contact:
Ryerson Schwark
Mentor Graphics
503.685.1462
ry_schwark@mentor.com